     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 1, 2000



                                    REGISTRATION NOS. 333-36434 AND 333-36434-01

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


SECURITIES  AND  EXCHANGE  COMMISSION
                              WASHINGTON, DC 20549


                           -------------------------



                                AMENDMENT NO. 2


                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT

                        UNDER THE SECURITIES ACT OF 1933
                           -------------------------

                              NTL (DELAWARE), INC.

                                NTL INCORPORATED

      (EXACT NAME OF EACH OF THE REGISTRANTS AS SPECIFIED IN ITS CHARTER)

           DELAWARE                          4899                         13-4051921
           DELAWARE                          4899                         13-4105887
(STATE OR OTHER JURISDICTION OF  (PRIMARY STANDARD INDUSTRIAL          (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)    CLASSIFICATION CODE NUMBER)       IDENTIFICATION NUMBER)


                              110 EAST 59TH STREET
                            NEW YORK, NEW YORK 10022
                                 (212) 906-8440
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
          AREA CODE, OF EACH REGISTRANT'S PRINCIPAL EXECUTIVE OFFICE)






                                          COPIES TO:
   RICHARD J. LUBASCH, ESQ.        THOMAS H. KENNEDY, ESQ.         ADRIAN J. S. DEITZ, ESQ.
  EXECUTIVE VICE PRESIDENT,         SKADDEN, ARPS, SLATE,           SKADDEN, ARPS, SLATE,
GENERAL COUNSEL AND SECRETARY         MEAGHER & FLOM LLP              MEAGHER & FLOM LLP
     NTL (DELAWARE), INC.             FOUR TIMES SQUARE               ONE CANADA SQUARE
       NTL INCORPORATED            NEW YORK, NEW YORK 10036              CANARY WHARF
     110 EAST 59TH STREET               (212) 735-3000                  LONDON E14 5DS
   NEW YORK, NEW YORK 10022                                        ENGLAND +44 20 7519 7000
        (212) 906-8440


 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                           -------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: At such time or times on and after which the Registration Statement becomes effective as the Selling Stockholders may determine.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]
---------------
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                           -------------------------
     THE REGISTRANT AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following is an itemization of all expenses (subject to future contingencies) incurred or expected to be incurred by NTL (Delaware), Inc. in connection with the offering.

SEC registration fee........................................    $316,800.00
Legal fees and expenses.....................................        100,000
Accounting fees and expenses................................         60,000
Printing and engraving fees.................................         85,000
Miscellaneous expenses......................................          8,200
                                                                -----------
   Total....................................................    $   570,000
                                                                ===========


ITEM 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS


     As permitted by Section 102 of the Delaware General Corporation Law (the "DGCL"), the Registrants' certificates of incorporation eliminate a director's personal liability for monetary damages to the Registrants and their stockholders arising from a breach or alleged breach of a director's fiduciary duty except for liability under Section 174 of the DGCL or liability for a breach of the director's duty of loyalty to the Registrants or their stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or for any transaction in which the director derived an improper personal benefit. The effect of these provisions in the certificates of incorporation is to eliminate the rights of the Registrants and their stockholders (through stockholders, derivative suits on behalf of the Registrants) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described above.

     The Registrants' By-laws provide that directors and officers of the Registrants shall be indemnified against liabilities arising from their service as directors and officers to the full extent permitted by law. Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Section 145 also empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the fight of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless, and only to the extent that, the Court of Chancery or the court in which such action was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnify for such expenses which the court shall deem proper.

     Section 145 further provides that to the extent that a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation is empowered to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

     The Registrants have entered into director and officer indemnity agreements ("Indemnity Agreements") with each officer and director of the Registrants (an "Indemnitee"). Under the bylaws and these Indemnity Agreements, the Registrants must indemnify an Indemnitee to the fullest extent permitted by the DGCL for losses and expenses incurred in connection with actions in which the indemnitee is involved by reason of having been a director or officer of the Registrants. The Registrants are also obligated to advance expenses an indemnitee may incur in connection with such actions before any resolution of the action.

ITEM 16.   EXHIBITS

     The following exhibits are filed as part of this Registration Statement:


EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
    2.1   Agreement and Plan of Merger, dated as of February 9, 2000, by and among NTL Incorporated, NTL (Delaware), Inc. and
          Holdings Merger Sub Inc.*
    4.1   Indenture, dated as of December 22, 1999, by and between NTL
          (Delaware), Inc. and The Chase Manhattan Bank, as trustee, with respect to the Convertible Notes(1)
    4.2   First Supplemental Indenture, dated as of May 17, 2000, by and among NTL Incorporated, NTL (Delaware), Inc. and The
          Chase Manhattan Bank, as trustee.*
    4.3   Registration Rights Agreement dated as of December 22, 1999, with respect to the Convertible Notes(1)
    4.4   Form of Convertible Notes (included in Exhibit 4.3)*
    5.1   Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to
          the legality of the Convertible Notes and Common Stock being registered hereby**
   12.1   Computation of Ratio of Earnings to Fixed Charges and
          Combined Fixed Charges and Preferred Stock Dividends*
   23.1   Consent of Ernst & Young, LLP*
   23.2   Consent of Arthur Andersen*
   23.3   Consent of PricewaterhouseCoopers AG*
   23.4   Consent of Skadden, Arps, Slate, Meagher & Flom LLP
          (included in Exhibit 5.1)**
   24.1   Powers of Attorney*
   25.1   Form T-1 Statement of Eligibility of Trustee with respect to
          Indenture*


---------------
 *   Previously filed.


**   Filed herewith.


(1) Incorporated by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1999.

ITEM 17.   UNDERTAKINGS

(a) The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the Registrants' annual reports pursuant to section 13(a) or section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act) that is incorporated by reference in the Registration Statement, as amended, shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrants hereby undertake that:

     (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (2) For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(D) The undersigned Registrants hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement

          (a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (b) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (c) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement provided, however, that paragraphs
                (D)(1)(a) and (D)(1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in a periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURE


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 1st day of August, 2000.


                                          NTL (Delaware), Inc.


                                          By: /s/ Richard J. Lubasch

                                            ------------------------------------
                                              Richard J. Lubasch
                                              Executive Vice President --
                                              General Counsel and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


              SIGNATURE                                TITLE                         DATE
              ---------                                -----                         ----
*                                      Chairman of the Board, Treasurer and     August 1, 2000
-------------------------------------    Director
George S. Blumenthal

*                                      President, Chief Executive Officer       August 1, 2000
-------------------------------------    and Director
J. Barclay Knapp

*                                      Senior Vice President, Chief             August 1, 2000
-------------------------------------    Financial Officer
John F. Gregg

*                                      Vice President -- Controller             August 1, 2000
-------------------------------------
Gregg N. Gorelick
                                       Director
-------------------------------------
Michael J. Bertinetto

*                                      Director                                 August 1, 2000
-------------------------------------
Robert T. Goad
                                       Director
-------------------------------------
Bernard Izerable

*                                      Director                                 August 1, 2000
-------------------------------------
Sidney R. Knafel

*                                      Director                                 August 1, 2000
-------------------------------------
Ted H. McCourtney

*                                      Director                                 August 1, 2000
-------------------------------------
Del Mintz

*                                      Director                                 August 1, 2000
-------------------------------------
Alan J. Patricof

*                                      Director                                 August 1, 2000
-------------------------------------
Warren Potash
                                       Director
-------------------------------------
Jean-Louis Vinciguerra

*                                      Director                                 August 1, 2000
-------------------------------------
Michael S. Willner
                                       Director
-------------------------------------
Graham Wallace



     * Richard J. Lubasch, by signing his name hereto, does hereby execute this Amendment No. 2 to the Registration Statement on behalf of the officers and directors of the registrant indicated above by asterisks, pursuant to powers of attorney duly executed by the officers and directors and filed as exhibits to the Registration Statement.



                                          By: /s/ Richard J. Lubasch


                                            ------------------------------------


                                              Richard J. Lubasch


                                              Attorney-in-fact

                                   SIGNATURE


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 1st day of August, 2000.


                                          NTL Incorporated


                                          By: /s/ Richard J. Lubasch

                                            ------------------------------------
                                              Richard J. Lubasch
                                              Executive Vice President --
                                              General Counsel and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


              SIGNATURE                                TITLE                         DATE
              ---------                                -----                         ----
*                                      Chairman of the Board, Treasurer and     August 1, 2000
-------------------------------------    Director
George S. Blumenthal

*                                      President, Chief Executive Officer       August 1, 2000
-------------------------------------    and Director
J. Barclay Knapp

*                                      Senior Vice President, Chief             August 1, 2000
-------------------------------------    Financial Officer
John F. Gregg

*                                      Vice President -- Controller             August 1, 2000
-------------------------------------
Gregg N. Gorelick
                                       Director
-------------------------------------
Michael J. Bertinetto

*                                      Director                                 August 1, 2000
-------------------------------------
Robert T. Goad
                                       Director
-------------------------------------
Bernard Izerable

*                                      Director                                 August 1, 2000
-------------------------------------
Sidney R. Knafel

*                                      Director                                 August 1, 2000
-------------------------------------
Ted H. McCourtney

*                                      Director                                 August 1, 2000
-------------------------------------
Del Mintz

*                                      Director                                 August 1, 2000
-------------------------------------
Alan J. Patricof

*                                      Director                                 August 1, 2000
-------------------------------------
Warren Potash
                                       Director
-------------------------------------
Jean-Louis Vinciguerra

*                                      Director                                 August 1, 2000
-------------------------------------
Michael S. Willner
                                       Director
-------------------------------------
Graham Wallace



     * Richard J. Lubasch, by signing his name hereto, does hereby execute this Amendment No. 2 to the Registration Statement on behalf of the officers and directors of the registrant indicated above by asterisks, pursuant to powers of attorney duly executed by the officers and directors and filed as exhibits to the Registration Statement.



                                          By:   /s/ Richard J. Lubasch


                                              ----------------------------------


                                                Richard J. Lubasch

                                                Attorney-in-fact

                                 EXHIBIT INDEX


EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
    2.1   Agreement and Plan of Merger, dated as of February 9, 2000, by and among NTL Incorporated, NTL (Delaware), Inc. and
          Holdings Merger Sub Inc.*
    4.1   Indenture, dated as of December 22, 1999, by and between NTL
          (Delaware), Inc. and The Chase Manhattan Bank, as trustee, with respect to the Convertible Notes(1)
    4.2   First Supplemental Indenture, dated as of May 17, 2000, by and among NTL Incorporated, NTL (Delaware), Inc. and The
          Chase Manhattan Bank, as trustee.*
    4.3   Registration Rights Agreement dated as of December 22, 1999, with respect to the Convertible Notes(1)
    4.4   Form of Convertible Notes (included in Exhibit 4.3)*
    5.1   Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to
          the legality of the convertible notes and common stock being registered hereby**
   10.1   Compensation Plan Agreements, as amended and restated
          effective June 3, 1997(1)
   12.1   Computation of Ratio of Earnings to Fixed Charges and
          Combined Fixed Charges and Preferred Stock Dividends*
   23.1   Consent of Ernst & Young, LLP*
   23.2   Consent of Arthur Andersen*
   23.3   Consent of PricewaterhouseCoopers*
   23.4   Consent of Skadden, Arps, Slate, Meagher & Flom LLP
          (included in Exhibit 5.1)**
   24.1   Powers of Attorney*
   25.1   Form T-1 Statement of Eligibility of Trustee with respect to
          Indenture*


---------------
 *   Previously filed.

**   Filed herewith.

(1) Incorporated by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1999.